SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  June 28, 1996



                            U.S. DIAGNOSTIC LABS INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        1-13392                                             11-3146389
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 (Commission File Number)                     (IRS Employer Identification No.)


777 SOUTH FLAGLER DRIVE, STE. 1006, WEST TOWER, WEST PALM BEACH, FLORIDA,  33401
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone no. including area code:  (407) 832-0006
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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On June 28, 1996, the Company entered into an Asset Purchase Agreement pursuant to which USDL Pittsburgh Inc., a wholly-owned subsidiary, acquired the assets of six entities operating as the Allegheny Open MRI/CT Group in the Pittsburgh, Pennsylvania area ("Allegheny"). The consideration was is $12,000,000 in cash and 750,000 shares of the Company's Common Stock. Allegheny operates four imaging centers in the Pittsburgh area with net collected revenues of approximately $8.5 million and adjusted net income before taxes in excess of $1.9 million.

         In addition, the holders of the 750,000 shares of Common Stock issued in the acquisition granted to Jeffrey Goffman, the Company's Chairman, a proxy to vote all of the shares of Common Stock issued in the acquisition in connection with the voting for directors of the Company and in certain situations relating to the possible change in control of the Company.

         Financial statements of Allegheny will be filed within the time period required by this report.

Item 5.           OTHER EVENTS.

         NEW EMPLOYMENT AGREEMENTS. Effective July 1, 1996, the Company entered into an employment agreement with Joseph Paul pursuant to which Mr. Paul will serve as President of the Company. Mr. Paul's agreement provides for an annual salary of $200,000 and a bonus of $50,000 in the first year. Mr. Paul was also granted 100,000 options under the Company's 1995 Long Term Incentive Plan ("Plan") at $7.125 and 20,000 shares of restricted stock under the Plan. Mr. Paul was previously the Executive Vice President of MediTek Health Corporation, which the Company has an agreement to acquire effective July 1, 1996.

         Effective July 1, 1996, the Company entered into an employment agreement with Michael Karsch pursuant to which Mr. Karsch will serve as Executive Vice President and General Counsel of the Company. Mr. Karsch's agreement provides for an annual salary of $200,000 and a bonus of $50,000 in the first year. Mr. Karsch was also granted 100,000 options under the Plan at $7.125 and 25,000 shares of restricted stock under the Plan. Mr. Karsch was previously a partner of Bachner, Tally, Polevoy & Misher LLP, which firm has been the Company's outside counsel.

         Also effective July 1, 1996, the Company entered into an employment agreement with Andrew Shaw pursuant to which Mr. Shaw will serve as Vice President and Chief Executive Officer of the Company. Mr. Shaw's agreement provides for annual salary of $100,000 in the first year and increases and a bonus based on the number of imaging centers owned by the Company. Mr. Shaw was also granted 30,000 options under the Plan at $12.50. Mr. Shaw was previously the Controller of MediTek since 1992.



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         WARRANT REDEMPTION. On May 28, 1996, the Company called for redemption its outstanding Class A Warrants on June 28, 1996. As of such date, substantially all of such warrants were exercised, resulting in net proceeds to the Company of over $26 million.


EXHIBITS

10.34 Asset Purchase Agreement dated as of June 28, 1996 among the Company, Allegheny Open MRI/CT Group and USDL Pittsburgh Inc., a subsidiary of the Company.

10.35 Registration and Sale Rights Agreement dated as of June 28, 1996 among the Company and the Allegheny Open MRI/CT Group.

10.36 Employment Agreement dated as of June 18, 1996 between the Company and Joseph Paul.

10.37 Employment Agreement dated as of June 1, 1996 between the Company and Michael Karsch.

10.38 Employment Agreement dated as of July 1, 1996 between the Company and Andrew Shaw.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S. DIAGNOSTIC LABS INC.

                                       /S/ JEFFREY A. GOFFMAN
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                                       Jeffrey A. Goffman, Chairman


Dated: July 10, 1996




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